Exhibit 10.5

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE AND SETTLEMENT AGREEMENT (“Agreement”) is made this    day of April 2006, by and between Sinclair Broadcast Group, Inc. (hereinafter called “Sinclair”) and Bay Television, Inc. (hereinafter called “Bay”) on the one side, and The WB Television Network Partners, d/b/a The WB Television Network (hereinafter called “The WB”) and UPN (hereinafter called “UPN”) on the other side, (collectively, the “Parties”)

By “Parties” hereunder is also meant and will include all successors, affiliated companies, related companies, agents, representatives, assigns, officers, directors, shareholders, employees and attorneys, and each of them of Sinclair, Bay, The WB, and UPN.  Specifically, and without limitation, on the part of Sinclair and Bay, “Parties” also means and will include all operating companies (including but not limited to all operating companies existing and providing services under LMAs and TBAs) that own or operate television broadcast stations that are or were affiliated with either The WB or UPN, together with their successors, affiliated companies, related companies, agents, representatives, assigns, officers, directors, shareholders, employees and attorneys, and each of them.

Whereas Sinclair, Bay, and certain affiliated companies, related companies, and agents and other third parties for the benefit of Sinclair and Bay entered into agreements for the affiliation of certain television stations with The WB and UPN (“Affiliation Agreements”); and whereas The WB and UPN will cease to do business as television networks and will terminate their respective Affiliation Agreements as of the end of the 2005/2006 television season; and whereas Sinclair acknowledges that the facts above stated will constitute ground for termination without liability under the Affiliation Agreements; and whereas The WB and UPN have agreed, to pay Sinclair $[**], subject to execution of this Agreement by all parties hereto and subject to Sinclair entering into the letter agreement with CBS Studios, Inc. (or an affiliate thereof) and Warner Bros. Entertainment (on behalf of The CW Television Network) of even date, under which certain television stations will become affiliated with The CW Television Network; therefore:

In consideration of the promises and covenants contained herein and for other good and sufficient consideration, the Parties agree as follows:

1.             Concurrently with the execution of this Agreement, (a) CBS Studios, Inc. (or an affiliate thereof) and Warner Bros. Entertainment (on behalf of The CW Television Network) and Sinclair will execute an agreement under which certain television stations will become affiliated with The CW Television Network and (b) Sinclair and Bay will execute an agreement related to Bay’s release given hereunder.

2.             Sinclair and Bay hereby release and forever discharge and covenant not to sue The WB and UPN of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, which they now own or hold, or have at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this Agreement, including but not limited to, all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description relating to, based upon, arising out of, or in connection with (a) any agreement (including, without limitation, any Affiliation Agreement entered into by The WB and/or UPN on the one side and Sinclair, Bay, or any related or affiliated company on the other) previously made between The WB and/or UPN on the one side and Sinclair and/or Bay on the other and (b) any services previously performed by one Party for another Party prior to the date of this Agreement.

3.             The WB and UPN hereby release and forever discharge and covenant not to sue Sinclair and Bay of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, which they now own or hold, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done prior to the date of this Agreement, including but not limited to, all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description relating to, based upon, arising out of, or in connection with (a) any agreement (including, without limitation, any Affiliation Agreement entered into by The WB and UPN on the one side and Sinclair, Bay, or any related or affiliated company on the other) previously made between The WB and UPN on the one side and Sinclair and Bay on the other and (b) any services previously performed by one Party for another prior to the date of this Agreement.

4.       In particular, Sinclair and Bay waive any claim that the termination of the Affiliation Agreements by The WB and UPN as of the end of the 2005/2006 broadcast season. is not permitted under the terms thereof.

5.       Concurrently with the execution of this Agreement, The WB hereby assigns to Sinclair all rights The WB may have consistent with the terms of this Release and Settlement Agreement to seek payment from Bay for the payment that was due on January 16, 2006, pursuant to that certain agreement, relating to the affiliation of WTTA-TV with The WB, dated May 18, 1998, between Bay and The WB, which obligation Bay expressly acknowledges and agrees, as between Sinclair and Bay, continues to be enforceable notwithstanding anything herein to the contrary.

6        Sinclair and The WB hereby release and forever discharge and covenant not to sue Bay of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, which they now own or hold, or has at any time heretofore owned or held, or may at any time own or hold, by reason of the obligation set forth in the WTTA Agreement for Bay to make a payment to the WB on January 16, 2007, which payment Sinclair and Bay expressly acknowledge and agree will not be due.

7.             Notwithstanding anything herein to the contrary, this release and settlement agreement covers only such actions, services, and agreements among the parties that relate to the affiliation of Sinclair and/or Bay owned, operated, or controlled television stations with The WB and/or UPN and does not cover actions, services, or agreements outside that context.

8.             The WB and UPN on the one side and Sinclair and Bay on the other warrant and represent that the entities set forth in Appendix A to this Agreement, which is hereby incorporated by reference, are all the entities on their respective sides that have entered into agreements or may otherwise have claims against the other, that there are no related parties whose agreements or claims are not covered by this Agreement.

9.             The Parties hereby waive and relinquish the rights and benefits afforded by Section 1542 of the Civil Code of the State of California which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”

10.           The Parties understand that the facts upon which the foregoing release is given may hereafter turn out to be other than or different from the facts in that connection now known or believed by them to be true, and they hereby accept and assume the risk of the facts turning out to be different and agree that the foregoing shall be in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.

11.           The Parties represent and warrant that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or corporation, any claim, debt, liability, demand, obligation, cost, expense, action or cause of action released and discharged hereunder.

12.           The Parties acknowledge and agree (a) that no representation or promise not expressly contained in this Agreement have been made to the other Party or by any of its agents, employees, representatives or attorneys; (b) that the Parties are not entering into this Agreement on the basis of any such promise or representation, express or implied; and (c) that the Parties have been represented by counsel of their own choice in this matter, including the negotiations which preceded the execution of this Agreement.

13.           This Agreement shall be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns.

SINCLAIR BROADCAST GROUP, INC.		THE WB TELEVISION NETWORK

By:	/s/ David B. Amy	By:	/s/ John D. Maatta

Dated:	5/2/06	Dated:	May 1, 2006

BAY TELEVISION INC.		UPN

By:	/s/ Bob Simmons	By:	/s/ Jonathan N. Anschell

Dated:	5/2/2006	Dated:	May 2, 2006

APPENDIX A

Related and Affiliated Parties

Sinclair Communications, Inc.

Birmingham (WABM-TV) Licensee, Inc.

Chesapeake Television, Inc.

Glencairn

KLGT, Inc.

KOCB, Inc.

New York Television, Inc.

Raleigh (WRDC-TV) Licensee, Inc.

Sinclair Media I, Inc.

Sinclair Media II, Inc

Sinclair Media III, Inc.

Sinclair Properties LLC

WCGV Licensee, LLC

WCGV, Inc.

WLFL, Inc.

WMMP Licensee, L.P.

WPTT, Inc.

WTTO, Inc.

WTVZ, Inc.

WUPN Licensee, LLC

WUXP LLC